Corporate Resource Services Acquires Staff Management Group

NEW YORK, N.Y. -- (Business Wire) – February 3, 2014 -- Corporate Resource Services, Inc. (NASDAQ: CRRS), a diversified technology, staffing, recruiting, and consulting services firm, today announced that it has acquired New Jersey-based Staff Management Group.

“This is a strategic acquisition for Corporate Resource Services in New Jersey,” said John P. Messina, Chief Executive Officer for CRS. “Staff Management Group generates over $85 Million in Sales and positions CRS as the largest staffing provider in the State of New Jersey. Dennis Omahen, Managing Partner of Staff Management Group, and his management team bring many years of experience to CRS and we plan on leveraging their business practices throughout the entire Tri-State Region. The synergies that exist in this in this new relationship will capture additional market share and create incremental profits for the corporation.”

“We are excited to have Staff Management Group as a member of CRS and we will benefit tremendously from this acquisition,” said Mark S, Levine, Chief Operating Officer for Corporate Resource Services, Inc. “The management team and location of Staff Management Group’s offices complement our existing New Jersey infrastructure and we’re optimistic about the growth and efficiencies CRS will realize in the next several months. Many of Staff Managements clients are recognized as nationwide companies and we’re looking forward to expanding these customer relationships throughout CRS’s national and international network.”

“The Staff Management Group business will generate additional revenues for CRS, but most importantly will increase our profit margins in a very competitive marketplace,” said, Michael J, Golde, Chief Financial Officer of CRS. “Staff Management puts over 4,000 employees to work every day at many businesses throughout New Jersey, and by acquiring this business CRS will increase shareholder value and position ourselves as a dominant force in the Northeastern United States.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services. The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’

location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 235 staffing and on-site facilities throughout the United States and the United Kingdom, and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit
http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.
Michael J. Golde
Chief Financial Officer
(646) 443-2380